                                                                   EXHIBIT 10.58



                             INTERVISUAL BOOKS, INC.

                 CERTIFICATE OF DETERMINATION OF PREFERENCES OF

                            SERIES A PREFERRED STOCK

     The undersigned, Nathan N. Sheinman and Dan P. Reavis, hereby certify that:

     ONE: They are the duly elected President and Chief Financial Officer, respectively, of Intervisual Books, Inc., a California corporation (the "Company").

     TWO: The following resolution was duly adopted by the Company's Board of
Directors:

     WHEREAS, the Articles of Incorporation of the Company authorize a class of stock designated Preferred Stock (the "Preferred Stock"), comprising three million (3,000,000) shares, and provide that such Preferred Stock may be issued from time to time in one or more series and vest authority in the Board of Directors to fix or alter the rights, preferences, privileges, restrictions and other matters granted to or imposed upon any wholly unissued series of the Preferred Stock;

     WHEREAS, the Company has not heretofore issued any Preferred Stock designated as Series A Preferred Stock; and

     WHEREAS, it is the desire of the Board of Directors to fix and determine the rights, preferences, privileges, restrictions and other matters relating to 1,825,397 shares of Series A Preferred Stock.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to such 1,825,397 shares of Series A Preferred Stock:

     A. AUTHORIZED NUMBER. One Million Eight Hundred Twenty-Five Thousand Three Hundred Ninety-Seven (1,825,397) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" ("Series A Stock").

     B. DESIGNATION. The rights, preferences, privileges, restrictions and other matters relating to Series A Stock are as follows:

          1. DIVIDEND RIGHTS. Holders of Series A Stock shall be entitled to receive cash dividends only when, as and if declared by the Board of Directors of the Company (the "Board"), and only out of funds that are legally available therefor. Such dividends shall be non-cumulative.


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          2.   VOTING RIGHTS. Except as otherwise required by law, on all matters presented to the holders of Common Stock of the Company, the Series A Stock shall vote together with the shares of Common Stock and not as a separate class, at any annual or special meeting of shareholders of the Company, and may act by written consent in the same manner as Common Stock, in either case upon the following basis: each holder of shares of Series A Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Stock are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          3.   LIQUIDATION RIGHTS.

               a. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other stock of the Company, the holders of Series A Stock shall be entitled to be paid out of the assets of the Company an amount per share of Series A Stock equal to the Series A Original Issue Price (as defined below) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all declared and unpaid dividends on such shares of Series A Stock for each share of Series A Stock held by them. The Series A Original Issue Price shall be One Dollar Twenty Six Cents ($1.26) per share.

               b. After the payment of the full liquidation preference of the Series A Stock as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of Common Stock.

               c. The following events shall be considered a liquidation under this Section 3:

                    (i) any consolidation, merger, reorganization, recapitalization or sale in one or more related transactions of the Company with or into any other corporation or other entity or person, or any other corporate reorganization or sale of securities of the Company, in which the shareholders of the Company immediately prior to such consolidation, merger, reorganization or sale, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger, reorganization or sale, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "Acquisition"); or

                    (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer").

                         d.   If, upon any liquidation, distribution, or
winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Stock of the liquidation preferences set forth in Section 3(a), then such assets shall be distributed among the holders of Series A Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.


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          4.   REDEMPTION. There shall be no obligation on the part of the
Company to redeem any shares of Series A Stock nor on the part of any holder thereof to submit any such shares for redemption.

          5.   CONVERSION RIGHTS.

     The holders of Series A Stock shall have the following rights with respect to the conversion of Series A Stock into shares of Common Stock (the "Conversion Rights"):

               a. OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 5, any shares of Series A Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series A Stock Conversion Rate (as defined below) then in effect by the number of shares of Series A Stock being converted.

               b. CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Stock (the "Series A Stock Conversion Rate") shall be the quotient obtained by dividing the Series A Stock Original Issue Price by the Series A Stock Conversion Price (as defined below).

               c. CONVERSION PRICE. The conversion price for Series A Stock (the "Series A Stock Conversion Price") shall initially be equal to $0.63. Such initial Series A Stock Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to Series A Stock Conversion Price herein shall mean the Series A Stock Conversion Price as so adjusted.

               d. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series A Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

               e. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.


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

               f.   NOTICES. Any notice required by the provisions of this
Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

               g. PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered.

               h. MECHANICS OF CONVERSION. Each holder of Series A Stock who converts the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for Series A Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

               i. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the date that the first share of Series A Stock is issued (the "Series A Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of Series A Stock, the Series A Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of Series A Stock, the Series A Stock Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.



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               j.   ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If
the Company at any time or from time to time after the Series A Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Stock Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Stock Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Stock Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Stock Conversion Price shall be adjusted pursuant to this Section 5(j) to reflect the actual payment of such dividend or distribution.

               k. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Series A Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of Series A Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series A Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series A Stock or with respect to such other securities by their terms.

               l. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Series A Original Issue Date, Common Stock issuable upon the conversion of Series A Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series A Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.


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               m.   REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS.
If at any time or from time to time after the Series A Original Issue Date, there is a capital reorganization of Common Stock (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of Series A Stock shall thereafter be entitled to receive upon conversion of Series A Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series A Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Stock) shall be applicable after that event and be as nearly equivalent as practicable.

               n.   SALE OF SHARES BELOW THE SERIES A STOCK CONVERSION PRICE.

                    (i) If at any time or from time to time after the Series A Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this subsection (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 5(j) above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 5(i) above, for an Effective Price (as hereinafter defined) less than the then effective Series A Stock Conversion Price, then and in each such case the then existing Series A Stock Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Stock Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (n)(2)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Stock Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series A Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the day immediately preceding the given date.

                    (ii) For the purpose of making any adjustment required under this Section 5(n), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the


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Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company,
(B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                    (iii) For the purpose of the adjustment required under this
Section 5(n), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Stock Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Stock Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Stock Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Stock Conversion Price


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which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Stock.

                    (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(n), whether or not subsequently reacquired or retired by the Company other than (1) shares of Common Stock issued upon conversion of Series A Stock or upon the exercise of that certain common stock warrant originally issued to Intervisual Partners, LLC pursuant to that certain Series A Preferred Stock Purchase Agreement between the Company and Intervisual Partners, LLC; (2) shares of Common Stock issued pursuant to that certain Amendment to Zindart Loan and Security Agreement and Agreement by and between the Company and Zindart Limited; (3) shares of Common Stock issued upon the exercise of these certain common stock warrants originally issued to each of Alpha Venture Capital, Inc., Acclaim Financial Group, LLC and The RHL Group, Inc., (4) shares of Common Stock and/or options, warrants or other Common Stock purchase rights thereafter (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued to employees, officers or directors of, or consultants or advisors to the Company pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board, including, but not limited to, shares of Common Stock issued pursuant to the exercise of options outstanding, as of the Series A Original Issue Date; and (5) shares of Common Stock issued pursuant to a merger approved by the Board subsequent to the Series A Original Issue Date, the sole purpose of which is to effect the reincorporation of the Company to another state. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(j), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(j), for such Additional Shares of Common Stock.

               o. CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series A Stock Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of Series A Stock, if Series A Stock is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of


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(1) the consideration received or deemed to be received by the Company for any
Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series A Stock Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Series.

               p. NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(c)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Stock at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

          6. MANDATORY CONVERSION. Each share of Series A Stock shall automatically be converted into shares of Common Stock, based on the then effective Series A Stock Conversion Price, on the date specified by prior written approval of a majority of the then outstanding Series A Stock, voting as a single class. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(h) above. Upon such automatic conversion, the outstanding shares of Series A Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

          7. NO REISSUANCE OF SERIES A STOCK. No share or shares of Series A Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued; and in addition, the Certificate of Determination of Preferences of Series A Preferred Stock shall be appropriately amended to effect the corresponding reduction in the Company's authorized stock.

          8. NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive rights.


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


     RESOLVED FURTHER, that the officers of the Company be, and each of them is, authorized and directed on behalf of the Company to prepare, execute and file with the Secretary of State of the State of California the Certificate of Determination of Preferences of Series A Preferred Stock in accordance with the foregoing resolution and the provisions of California law.

     THREE: The authorized number of shares of the Preferred Stock of the Company is three million (3,000,000) shares. The number of shares of Preferred Stock constituting Series A Stock is One Million Eight Hundred Twenty-Five Thousand Three Hundred Ninety-Seven (1,825,397) shares, none of which have been issued.

                            [Signature Page Follows]


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

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Determination as of December 28, 2001.



                                                   /s/ Nathan N. Sheinman
                                                   -----------------------------
                                                   Nathan N. Sheinman
                                                   President



                                                   /s/ Dan P. Reavis
                                                   -----------------------------
                                                   Dan P. Reavis
                                                   Chief Financial Officer

     The undersigned, Nathan N. Sheinman and Dan P. Reavis, the President and Chief Financial Officer of the Company, respectively, declare under penalty of perjury that the matters set forth in the foregoing Certificate of Determination are true of their own knowledge.

        Executed at Santa Monica, California on December 28, 2001.



                                                   /s/ Nathan N. Sheinman
                                                   -----------------------------
                                                   Nathan N. Sheinman
                                                   President



                                                   /s/ Dan P. Reavis
                                                   -----------------------------
                                                   Dan P. Reavis
                                                   Chief Financial Officer



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